ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT dated as of the    __2__ day of   November, 2009.

BETWEEN:

ARRIS  RESOURCES  INC.,  a  corporation  existing  under  the  laws  of  British

Columbia,  with  a  head  office  at  1250  West  Hastings  Street,  Vancouver,  British

Columbia V6E 2M4

("Arris")

AND:

CLI  Resources  Inc.,  a  corporation existing  under  the  laws  of British  Columbia,

with  a  head  office  at  1250  West  Hastings  Street,  Vancouver,  British  Columbia

V6E 2M4

("CLI")

AND:

QMI  Seismic  Inc.,  a  corporation  existing  under  the  laws  of  British  Columbia,

with  a  head  office  at  1250  West  Hastings  Street,  Vancouver,  British  Columbia

V6E 2M4

("QMI")

AND:

ARRIS   Holdings   Inc.,   a   corporation   existing   under   the   laws   of   British

Columbia,  with  a  head  office  at  1250  West  Hastings  Street,  Vancouver,  British

Columbia V6E 2M4

("AHI")

WHEREAS:

A.

Arris  and  CLI,  QMI  and  AHI  have  agreed  to  proceed  with  a  corporate  restructuring  by  way  of  a  statutory plan of arrangement pursuant to which:

(i)

the  Assets  will  be  transferred  to  CLI,  QMI  and  AHI  in  exchange  for  common  shares  of  CLI  and

QMI;

(ii)

Arris will reorganize its capital; and

(iii)

Arris  will  distribute  the  common  shares  of  CLI,  QMI  and  AHI  which  it  receives  in  exchange  for the Assets to the Arris Shareholders;

B.

Arris proposes  to  convene  a  meeting of the  Arris  Shareholders to  consider  the  Arrangement  pursuant  to  the

Arrangement  Provisions  of  the  BCBCA,  on  the  terms  and  conditions  set  forth  in  the  Plan  of  Arrangement  attached as Exhibit II hereto; and

C.

Each of the parties to this Agreement has agreed to participate in and support the Arrangement.

NOW  THEREFORE,  in  consideration  of  the   promises  and  the   respective  covenants  and  agreements  herein

contained,   and   for   other   good   and   valuable   consideration,   the   receipt   and   sufficiency   of   which   are   hereby

acknowledged by each of the parties hereto, the parties hereby covenant and agree as follows:

ARTICLE 1

DEFINITIONS, INTERPRETATION AND EXHIBITS

1.1

Definitions: In this Agreement, including the recitals hereto,  unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

(a)

"Agreement"   means   this   agreement   including   the   exhibits   attached   hereto   as   same   may  be

amended or restated from time to time;

(b)

"Arrangement" means the arrangement pursuant to the Arrangement Provisions of the BCBCA as contemplated by the provisions of this Agreement and the Plan of Arrangement;

(c)

"Arrangement   Provisions"   means   Division   5   –   "Arrangements"   of   Part   9   –   "Company

Alterations" of the BCBCA;

(d)

"Arris  Class  A   Shares"   means  the  renamed  and  redesignated   Arris  Shares  as  described  in

§3.1(b)(i) of the Plan of Arrangement;

(e)

"Arris  Class  A  Preferred  Shares"  means  the  Class  "A"  preferred  shares  without  par  value  which

Arris will create and issue pursuant to §3.1(b)(iii) of the Plan of Arrangement;

(f)

"Arris  Meeting"  means  the  special  meeting  of  the  Arris  Shareholders  to  be  held  on  November

24th,  2009,  and  any  adjournment(s)  or  postponement(s)  thereof,  to  consider,  among  other  things,

and if deemed advisable approve, the Arrangement;

(g)

"Arris  Options"  means  share  purchase  options  issued  pursuant  to  the  Arris  Stock  Option  Plan which are outstanding on the Effective Date;

(h)

"Arris  Share  Commitments"  means  an  obligation  of  Arris  to  issue  New  Shares  and  to  deliver

CLI, QMI or AHI Shares to the holders of Arris Options and Arris Warrants which are outstanding on the Effective Date, upon the exercise of such stock options and warrants;

(i)

"Arris Shareholder" has the meaning ascribed to such term in §3.3 of the Plan of Arrangement;

(j)

"Arris  Shares"  means  the  common  shares  without  par  value  in  the  authorized  share  structure  of

Arris, as constituted on the date hereof;

(k)

"Arris Stock Option Plan" means the Stock Option Plan of Arris dated May 21, 2008;

(l)

"Arris  Warrants"  means  share  purchase  warrants of  Arris  which are  outstanding on the  Effective

Date;

(m)

"Assets"  means  the  assets  of  Arris  to  be  transferred  to  CLI,  QMI  and  AHI  pursuant  to  the

Arrangement as described in further detail in Exhibit I hereto;

(n)

"BCBCA" means the  Business Corporations Act (British Columbia), S.B.C. 2002, c.57, as may be

amended or replaced from time to time.

(o)

"Business  Day"  means  a  day  which  is  not  a  Saturday,  Sunday  or  statutory  holiday  in  Vancouver,

British Columbia;

(p)

"Closing Date" means the date on which the  CLI, QMI and AHI Shares are listed on the CNSX;

(q)

"Court" means the Supreme Court of British Columbia;

(r)

"CNSX" means the Canadian National Stock Exchange;

(s)

"Effective Date" shall be the Closing Date;

(t)

"Exchange  Factor"  means  the  number  arrived  at  by dividing  17,583,372  by the  number  of  issued

Arris Shares as of the Share Distribution Record Date;

(u)

"Final Order" means the final order of the Court approving the Arrangement;

(v)

"CLI, QMI and AHI Commitment"  means the covenant of  CLI, QMI and AHI  described in §4.4 whereby  CLI  or  QMI  or  AHI  is  obligated  to  issue  CLI  or  QMI  or  AHI  Shares  to  the  holders  of

Arris  Share  Commitments  who  exercise  their  rights  thereunder  after  the  Effective  Date,  and  who are  entitled  pursuant  to  the  corporate reorganization terms thereof to  receive  New Shares  and  CLI,

QMI  and AHI Shares upon such exercise;

(w)

"CLI, QMI and AHI Shareholders" means the shareholders of the  CLI, QMI and AHI Shares;

(x)

"CLI,  QMI  and  AHI  Shares"  means  the  common  shares  without  par  value  in  the  authorized share structure of CLI, QMI and AHI as constituted on the date hereof;

(y)

"Information  Circular"  means  the  management  information  circular  of  Arris  to  be  sent  to  the

Arris Shareholders in connection with the Arris Meeting;

(z)

"Interim  Order"   means   the   interim   order   of   the   Court   providing   advice   and   directions   in

connection with the Arris Meeting and the Arrangement;

(aa)

"Listing Date" means the date the CLI, QMI and AHI Shares are listed on the CNSX;

(bb)

"New  Shares"  means  the  new  class  of  common  shares  without  par  value  which  Arris  will  create pursuant  to  §3.1(b)(ii)  of  the  Plan  of  Arrangement  and  which,  immediately  after  the  Effective

Date, will be identical in every relevant respect to the Arris Shares;

(cc)

"Person"   means   and   includes   an   individual,   sole   proprietorship,   partnership,   unincorporated

association,   unincorporated   syndicate,   unincorporated   organization,   trust,   body   corporate,   a

trustee,  executor,  administrator  or  other  legal  representative  and  the  Crown  or  any  agency  or instrumentality thereof;

(dd)

"Plan  of  Arrangement"  means  the  plan  of  arrangement  attached  to  this  Agreement  as  Exhibit  II,

as amended or restated from time to time;

(ee)

"Registrar" means the Registrar of Companies under the BCBCA;  and

(ff)

"Share Distribution Record Date" means the close of business on the day which  is four  Business

Days  after  the  date  of  the  Arris  Meeting  or  such  other  date  as  approved  by  Arris,  and  CLI,  and

QMI,  and  AHI,  which  date  establishes  the  Arris  Shareholders  who  will  be  entitled  to  receive  CLI

QMI and AHI Shares pursuant to the Plan of Arrangement.

1.2

Currency: All amounts of money which are referred to in this Agreement are expressed in lawful money of

Canada unless otherwise specified.

1.3

Interpretation   Not   Affected   by   Headings:   The   division   of   this   Agreement   into   articles,   sections,

subsections,  paragraphs  and  subparagraphs  and  the  insertion  of  headings  are  for  convenience  of  reference  only  and shall  not  affect  the  construction  or  interpretation  of  the  provisions  of  this  Agreement.  The  terms  "this  Agreement",

"hereof",  "herein",  "hereunder"  and  similar  expressions  refer  to  this  Agreement  and  the  exhibits  hereto  as  a  whole and not to any particular article, section, subsection, paragraph or subparagraph hereof and include any agreement or instrument supplementary or ancillary hereto.

1.4

Number  and  Gender:  In  this  Agreement,  unless  the  context  otherwise  requires,  words  importing  the singular  shall  include  the  plural  and  vice  versa  and  words  importing  the  use  of  either  gender  shall  include  both genders and neuter, and words importing a person shall include a partnership or corporation.

1.5

Date  for  any  Action:  In  the  event  that  any  date  on  which  any  action  is  required  to  be  taken  hereunder  by

Arris  or  CLI  or  QMI  or  AHI  is not  a  Business  Day,  such action shall  be  required  to  be  taken  on the  next  succeeding day which is a Business Day.

1.6

Meaning:  Words  and  phrases  used  herein  (and  not  otherwise  defined)  and  defined  in  the  BCBCA  shall have the same meaning herein as in the BCBCA unless the context otherwise requires.

1.7

Exhibits:  Attached  hereto  and  deemed  to  be  incorporated  into  and  forming  part  of  this  Agreement  is

Exhibit  1,  being  a  description  of  the  Assets,  Exhibit  II,  being  the  Plan  of  Arrangement  and  Exhibit  III,  being  the special rights and restrictions for the Arris Class  A Preferred Shares.

ARTICLE 2

ARRANGEMENT

2.1

Arrangement:  The  parties  agree  to  effect  the  Arrangement  pursuant  to  the  Arrangement  Provisions  on  the terms and subject to the conditions contained in this Agreement and the Plan of Arrangement.

2.2

Effective  Date  of  Arrangement:  The  Arrangement  shall  become  effective  on  the  Effective  Date  as  set  out in the Plan of Arrangement.

2.3

Filing  of  Final  Material  with  the  Registrar:  Subject  to  the  rights  of  termination  contained  in  Article  6 hereof,  upon  the  Arris  Shareholders  approving  the  Arrangement  by  special  resolution  in  accordance  with  the provisions  of  the  Interim  Order  and  the  BCBCA,  Arris  obtaining  the  Final  Order  and  the  other  conditions  contained in  Article  5  hereof being complied  with or  waived,  Arris  on  its  behalf and  on behalf of  CLI,  QMI  and  AHI  shall  file the  records  and  information  required  by  the  Registrar  pursuant  to  the  Arrangement  Provisions  in  order  to  effect  the

Arrangement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties: Each of the parties hereby represents and warrants to the other that:

(a)

it  is  a  corporation  duly  incorporated  and  validly  subsisting  under  the  laws  of  its  jurisdiction  of existence  and  has  full  capacity  and  authority  to  enter  into  this  Agreement  and  to  perform  its covenants and obligations hereunder;

(b)

it   has   taken  all   corporate   actions   necessary  to   authorize   the   execution   and   delivery  of   this

Agreement and this Agreement has been duly executed and delivered by it;

(c)

neither  the  execution  and  delivery  of  this  Agreement  nor  the  performance  of  any  of  its  covenants

and   obligations   hereunder   will   constitute   a   material   default   under,   or   be   in   any   material

contravention  or  breach  of:  (i)  any  provision  of  its  constating  or  governing  corporate  documents,

(ii)  any  judgment,  decree,  order,  law,  statute,  rule  or  regulation  applicable  to  it  or  (iii)  any agreement or instrument to which it is a party or by which it is bound; and

(d)

no  dissolution,  winding  up,  bankruptcy,  liquidation  or  similar  proceedings  have  been  commenced or are pending or proposed in respect of it.

ARTICLE 4

COVENANTS

4.1

Commitment  to  Effect:  Subject  to  termination  of  this  Agreement  pursuant  to  Article  6,  the  parties  shall each  use  all  reasonable  efforts  and  do  all  things  reasonably  required  to  cause  the  Plan  of  Arrangement  to  become effective as soon as possible after approval of the Arrangement by the Arris Shareholders at the  Arris Meeting, or by

such other date as Arris and CLI, QMI and AHI  may determine, and in conjunction therewith to cause the conditions described in §5.1 to be complied with or waived, as the case  may be, prior to the Effective Date.

4.2

Obligation  to  Execute  Documents:  Each  of  the  parties'  covenants  with  the  other  that  it  will  do  and perform  all  such  acts  and  things,  and  execute  and  deliver  all  such  agreements,  assurances,  notices  and  other documents  and  instruments,  as  may reasonably be  required  to  facilitate  the  carrying  out  of the  intent  and  purpose  of this Agreement.

4.3

Giving Effect to the Arrangement: The Arrangement shall be effected as follows:

(a)

the  parties  shall  proceed  forthwith  to  apply  for  the  Interim  Order  providing  for,  among  other things,  the  calling  and  holding  of  the  Arris  Meeting  for  the  purpose  of,  among  other  things,

considering and, if deemed advisable, approving and adopting the Arrangement;

(b)

the CLI, QMI and AHI Shareholder(s) shall approve the Arrangement by a consent resolution;

(c)

upon  obtaining  the  Interim  Order,  Arris  shall  call  the  Arris  Meeting  and  mail  the  Information

Circular and related notice of meeting and form of proxy to the Arris Shareholders;

(d)

if  the  Arris  Shareholders  approve  the  Arrangement  as  set  out  in  §5.1(b)  hereof,  Arris  shall thereafter  (subject  to  the  exercise  of  any  discretionary  authority  granted  to  Arris'  directors  by  the

Arris   Shareholders)   take   the   necessary  actions   to   submit   the   Arrangement   to   the   Court   for

approval and grant of the Final Order; and

(e)

upon receipt of the  Final  Order, Arris  shall, subject to compliance  with any of the other conditions provided  for  in  Article  5  hereof  and  to  the  rights  of  termination  contained  in  Article  6  hereof,  file the  material  described  in  §2.3  with  the  Registrar  in  accordance  with  the  terms  of  the  Plan  of

Arrangement.

4.4

Arris Stock Options and  Warrants: CLI, QMI and  AHI  covenants and agrees,  upon the  exercise after the

Effective  Date of any Arris  Share Commitments, to issue to  the  holder of the  Arris  Share  Commitments  that  number of  CLI,  QMI  and  AHI  Shares  that  is  equal  to  the  number  of  New  Shares  acquired  upon  the  exercise  of  the  Arris

Share  Commitments  multiplied  by  the  Exchange  Factor,  and  Arris  covenants  and  agrees  to  act  as  agent  for  CLI,

QMI  and  AHI  to  collect  and  pay  to  CLI,  QMI  and  AHI  a  portion  of  the  proceeds  received  for  each  Arris  Share

Commitment  so  exercised,  with  the  balance  of  the  exercise  price  to  be  retained  by  Arris  determined  in  accordance with the following formula:

A = B x C/D

Where:

A

is  the  portion  of  the  proceeds  to  be  received  by  CLI  or  QMI  or  AHI  for  each  Arris  Share

Commitment exercised after the Effective Date;

B

is the exercise price of the Arris Share Commitment;

C

is  the  fair  market  value  of  the  Assets  to  be  transferred  to  CLI,  QMI  and  AHI  under  the

Arrangement,  such  fair   market   value  to  be  determined   as  at  the  Effective  Date  by

resolution of the board of directors of Arris; and

D

is  the  total  fair  market  value  of  all  of  the  assets  of  Arris  immediately  prior  to  completion of the  Arrangement  on the  Effective  Date,  which total  fair  market  value  shall  include,  for greater certainty, the Assets.

Fractions  of  CLI,  QMI  or  AHI  Shares  resulting  from  such  calculation  shall  be  cancelled  as  provided  for  in  the  Plan of Arrangement.

ARTICLE 5

CONDITIONS

5.1

Conditions  Precedent:  The  respective  obligations  of the  parties  to  complete  the  transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

(a)

the  Interim  Order  shall  have  been  granted  in  form  and  substance  satisfactory  to  Arris  and  CLI,

QMI and AHI;

(b)

the  Arrangement and this Agreement,  with or  without amendment, shall have been approved at the

Arris  Meeting  by  the  Arris  Shareholders  in  accordance  with  the  Arrangement  Provisions,  the

constating   documents   of   Arris,   the   Interim   Order   and   the   requirements   of   any   applicable

regulatory authorities;

(c)

the  Arrangement  and  this  Agreement,  with  or  without  amendment,  shall  have  been  approved  by the  CLI,  QMI  and  AHI  Shareholders  to  the  extent  required  by,  and  in  accordance  with,  the

Arrangement Provisions and the constating documents of  CLI, QMI and AHI;

(d)

the  Final  Order  shall  have  been  obtained  in  form  and  substance  satisfactory  to  Arris  and  CLI  and

QMI and AHI;

(e)

the  CNSX  shall  have  conditionally  approved  the  Arrangement,  including  the  listing  of  the  Arris

Class  A  Shares  in  substitution  for  the  Arris  Shares,  the  delisting  of  the  Arris  Class  A  Shares,  the listing of the New Shares and the Arris Class  A Preferred Shares, the delisting of the Arris Class  A

Preferred  Shares  upon their  redemption and  the  listing of  the  CLI,  QMI  and  AHI  Shares,  as  of  the

Effective Date, subject to compliance with the requirements of the Exchange;

(f)

all  other  consents,  orders,  regulations  and  approvals,  including  regulatory  and  judicial  approvals and orders required or necessary or desirable for the completion of the transactions provided for in this  Agreement  and  the  Plan  of  Arrangement  shall  have  been  obtained  or  received  from  the

Persons,  authorities  or  bodies  having  jurisdiction  in  the  circumstances,  each  in  form  acceptable  to

Arris and CLI, QMI and AHI;

(g)

there  shall  not  be  in  force  any  order  or  decree  restraining  or  enjoining  the  consummation  of  the transactions contemplated by this Agreement and the Arrangement; and

(h)

this Agreement shall not have been terminated under Article 6.

Except for the conditions set forth in this §5.1 which, by their nature, may not be waived, any of the other conditions in this §5.1  may be  waived,  either  in  whole  or  in part,  by either  Arris  or  CLI  or  QMI  or  AHI,  as  the  case  may be,  at its discretion.

5.2

Closing:  Unless  this  Agreement  is  terminated  earlier  pursuant  to  the  provisions  hereof,  the  parties  shall meet  at  the  offices  of  Arris  Resources  Inc,  1250  West  Hastings  Street,  Vancouver,  British  Columbia  V6E  2M4,  at

10:00  a.m.  (Vancouver  time)  on  the  Closing  Date,  or  at  such  other  time  or  on  such  other  date  as  they  may  mutually agree, and each of them shall deliver to the other of them:

(a)

the  documents  required  to  be  delivered  by  it  hereunder  to  complete  the  transactions  contemplated hereby, provided that each such document required  to be dated the Effective Date shall be dated as of,  or  become  effective  on,  the  Effective  Date  and  shall  be  held  in  escrow  to  be  released  upon  the occurrence of the Effective Date; and

(b)

written  confirmation  as  to  the  satisfaction  or  waiver  by  it  of  the  conditions  in  its  favour  contained in this Agreement.

5.3

Merger  of  Conditions:  The  conditions  set  out  in  §5.1  hereof  shall  be  conclusively  deemed  to  have  been satisfied, waived or released upon the occurrence of the Effective Date.

5.4

Merger   of   Representations   and   Warranties:   The   representations   and   warranties   in   §3.1   shall   be

conclusively  deemed  to  be  correct  as  of  the  Effective  Date  and  each  shall  accordingly  merge  in  and  not  survive  the effectiveness of the Arrangement.

ARTICLE 6

AMENDMENT AND TERMINATION

6.1

Amendment:   Subject   to   any  restrictions   under   the   Arrangement   Provisions   or   the   Final   Order,   this

Agreement, including the Plan of Arrangement,  may at any time and from time to time before or after the holding of the  Arris Meeting, but prior to the Effective Date, be amended by agreement of the parties hereto  without,  subject to applicable law, further notice to or authorization on the part of the Arris Shareholders.

6.2

Termination:  Subject  to  §6.3,  this  Agreement  may  at  any  time  before  or  after  the  holding  of  the  Arris

Meeting,  and  before  or  after  the  granting  of  the  Final  Order,  but  in  each  case  prior  to  the  Effective  Date,  be terminated by direction of the board of directors of Arris without further action on the part of the  Arris Shareholders,

or  by  the  board  of  directors  of  CLI,  QMI  and  AHI  without  further  action  on  the  part  of  the  CLI,  QMI  or  AHI

Shareholder(s),  and  nothing  expressed  or  implied  herein  or  in  the  Plan  of  Arrangement  shall  be  construed  as fettering  the  absolute  discretion  by  the  board  of  directors  of  Arris  or  CLI,  QMI  or  AHI,  respectively,  to  elect  to terminate  this  Agreement  and  discontinue  efforts  to  effect  the  Arrangement  for  whatever  reasons  it  may  consider appropriate.

6.3

Cessation  of  Right:  The  right  of Arris or  CLI  or  QMI  or  AHI  or  any other  party to  amend  or  terminate  the

Plan of Arrangement pursuant to §6.1 and §6.2 shall be extinguished upon the occurrence of the Effective Date.

ARTICLE 7

GENERAL

7.1

Notices:  All  notices  which  may  or  are  required  to  be  given  pursuant  to  any  provision  of  this  Agreement shall be given or made in writing and shall be delivered or telecopied, addressed as follows:

7.2

in the case of Arris:

1250 West Hastings Street

Vancouver, British Columbia

V6E 2M4

Attention: President

Facsimile: (604) 408-9301

in the case of CLI:

1250 West Hastings Street

Vancouver, British Columbia

V6E 2M4

Attention: President

Facsimile: (604) 408-9301

in the case of QMI:

1250 West Hastings Street

Vancouver, British Columbia

V6E 2M4

Attention: President

Facsimile: (604) 408-9301

in the case of AHI:

1250 West Hastings Street

Vancouver, British Columbia

V6E 2M4

Attention: President

Facsimile: (604) 408-9301

7.3

Assignment:   None   of   the   parties   may   assign   its   rights   or   obligations   under   this   Agreement   or   the

Arrangement without the prior consent of the other party.

7.4

Binding  Effect:  This  Agreement  and  the  Arrangement  shall  be  binding  upon  and  shall  enure  to  the  benefit of the parties and their respective successors and permitted assigns.

7.5

Waiver:  Any  waiver  or  release  of the  provisions  of  this  Agreement,  to  be  effective,  must  be  in  writing and executed by the party granting such waiver or release.

7.6

Governing Law: This Agreement shall be governed by and be construed in accordance with the laws of the

Province  of  British  Columbia  and  the  laws  of  Canada  applicable  therein  and  shall  be  treated  in  all  respects  as  a

British Columbia contract.

7.7

Counterparts:  This  Agreement  may  be  executed  in  one  or  more  counterparts  and  by  facsimile  or  email transmission,  each  of  which  shall  be  deemed  to  be  an  original  and  all  of  which  together  shall  constitute  one  and  the same agreement.

7.8

Expenses:  All  expenses  incurred  by  a  party  in  connection  with  this  Agreement,  the  Arrangement  and  the transactions contemplated hereby and thereby shall be borne by the party that incurred the expense.

7.9

Entire  Agreement:  This  Agreement  constitutes  the  entire  agreement  between  the  parties  with  respect  to the  subject  matter  of  this  Agreement  and  supersedes  all  prior  and  contemporaneous  agreements,  understandings,

negotiations and discussions, whether oral or written, of the parties.

7.10

Time of Essence: Time is of the essence of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

ARRIS RESOURCES INC.

CLI RESOURCES INC.

Per:

/s/ "Sandeep Poonia

Per:

/s/ "Lucky Janda"

Authorized Signatory

Authorized Signatory

 QMI SEISMIC INC. &

ARRIS HOLDINGS INC.

Per:

/s/ "Navchand Jagpal"

Per:

/s/ "Sonny Janda"

Authorized Signatory

Authorized Signatory

EXHIBIT I

ARRIS ASSETS TO BE TRANSFERRED

TO CLI

1.

All of Arris' interest in the five (5) mineral claims, known as the Gladys Lake Property north of Atlin BC.

ARRIS ASSETS TO BE TRANSFERRED

TO QMI

2.

All  of  Arris  interest  in  the  Distribution  Agreement  for  seismic  products  of  QMI  Manufacturing  Inc.  for  all of India.

ARRIS ASSETS TO BE TRANSFERRED

TO AHI

3.

All of Arris Interest in an Equity portfolio containing shares in two small cap companies  – Maxtech Inc and

ONA Power Inc.

EXHIBIT II

TO THE ARRANGEMENT AGREEMENT

DATED AS OF THE 2nd  DAY OF NOVEMBER, 2009 BETWEEN

ARRIS HOLDING INC. AND

CLI RESOURCES INC. AND

QMI SEISMIC INC

PLAN OF ARRANGEMENT

UNDER DIVISON 5 OF PART 9 OF

THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

S.B.C. 2002, c.57

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1

Definitions:  In  this  plan  of  arrangement,  unless  there  is  something  in  the  subject  matter  or  context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

(a)

"Arrangement"  means  the  arrangement  pursuant  to  the  Arrangement  Provisions  on  the  terms  and conditions set out herein;

(b)

"Arrangement   Agreement"   means   the   arrangement   agreement   dated   effective   November   2,

2009,  between  Arris  and   CLI,  QMI  and  AHI   to  which  this  Exhibit  is  attached,  as   may  be

supplemented or amended from time to time;

(c)

"Arrangement Provisions" means Division 5 of Part 9 of the BCBCA;

(d)

"Arris" means Arris Resources Inc., a company existing under the BCBCA;

(e)

"Arris  Class  A   Shares"   means  the  renamed  and  redesignated   Arris  Shares  as  described  in

§3.1(b)(i) of this Plan of Arrangement;

(f)

"Arris  Class  A  Preferred  Shares"  means  the  Class  A  preferred  shares  without  par  value  which

Arris will create and issue pursuant to §3.1(b)(iii) of this Plan of Arrangement;

(g)

"Arris  Meeting"  means  the  special  meeting  of  the  Arris  Shareholders  and  any  adjournment(s)  or postponement(s)  thereof  to  be  held  to  consider,  among  other  things,  and  if  deemed  advisable approve, the Arrangement;

(h)

"Arris  Share  Commitments"  means  an  obligation  of  Arris  to  issue  New  Shares  and  to  deliver

CLI,  QMI  and  AHI  Shares  to  the  holders  of  Arris  Stock  Options  and  Arris  Warrants  which  are outstanding on the Effective Date, upon the exercise of such stock options and warrants;

(i)

"Arris Shareholder" has the meaning ascribed to such term in §3.3;

(j)

"Arris  Shares"  means  the  common  shares  without  par  value  in  the  authorized  share  structure  of

Arris, as constituted on the date hereof;

(k)

"Arris Stock Option Plan" means the stock option plan of Arris dated May 21, 2008;

(l)

"Arris  Stock  Options"  means  share  purchase  options  issued  pursuant  to  the  Arris  Stock  Option

Plan which are outstanding on the Effective Date;

(m)

"Arris  Warrants"  means  share  purchase  warrants  of  Arris  that  are  outstanding  on  the  Effective

Date;

(n)

"Assets" means the assets of Arris described in Exhibit I to the Arrangement Agreement;

(o)

"BCBCA"  means the  Business Corporations Act  (British  Columbia),  S.B.C 2002,  c.57,  as  may be

amended or replaced from time to time.

(p)

"Business  Day"  means  a  day  which  is  not  a  Saturday,  Sunday  or  statutory  holiday  in  Vancouver,

British Columbia;

(q)

"Company" means Arris Resources Inc., a company existing under the BCBCA;

(r)

"Court" means the Supreme Court of British Columbia;

(s)

"Depositary" means Sangra Moller LLP, solicitors for Arris and  CLI, QMI and AHI;

(t)

"Distributed  CLI,  QMI  and  AHI  Shares"  means  the  CLI,  QMI  and  AHI  Shares  that  are  to  be distributed to the Arris Shareholders pursuant to §3.1(a);

(u)

"Effective Date" means the date on which the  CLI, QMI and AHI Shares are listed on the CNSX;

(v)

"Exchange  Factor"  means  the  number  arrived  at  by dividing  17,583,372  by the  number  of  issued

Arris Shares as of the Share Distribution Record Date;

(w)

"Final Order" means the final order of the Court approving the Arrangement;

(x)

"Interim  Order"   means   the   interim   order   of   the   Court   providing   advice   and   directions   in

connection with the Arris Meeting and the Arrangement;

(y)

"CLI"  means  CLI  Resources  Inc.,  a  company  incorporated  under  the  BCBCA,    "QMI"  means

QMI  Seismic  Inc.,  a  company  incorporated  under  the  BCBCA  and  "AHI"  means  Arris  Holdings

Inc., a company incorporated under the BCBCA;

(z)

"CLI,  QMI  and  AHI  Commitments"  means  the  obligation  of  CLI,  QMI  and  AHI  described  in

§4.4 of the Arrangement Agreement, whereby CLI, QMI and AHI are obligated to issue  CLI, QMI and  AHI  Shares  to  the  holders  of  Arris  Share  Commitments  who  exercise  their  rights  thereunder after  the  Effective  Date,  and  who  are  entitled  pursuant  to  the  corporate  reorganization  terms thereof to receive New Shares and CLI, QMI and AHI Shares upon such exercise;

(aa)

"CLI, QMI and AHI Shareholders" means the holders of CLI, QMI and AHI Shares;

(bb)

"CLI,  QMI  and  AHI  Shares"  means  the  common  shares  without  par  value  in  the  authorized share structure of CLI, QMI  and AHI as constituted on the date hereof;

(cc)

"New  Shares"  means  the  new  class  of  common  shares  without  par  value  which  Arris  will  create pursuant  to  §3.1(b)(ii)  of  this  Plan  of  Arrangement  and  which,  immediately  after  the  Effective

Date will be identical in every relevant respect to the Arris Shares;

(dd)

"Plan  of  Arrangement"  means  this  Plan  of  Arrangement,  as  may  be  amended  or  restated  from time to time;

(ee)

"Registrar" means the Registrar of Companies under the BCBCA;

(ff)

"Share Distribution Record Date" means the close of business on the day which is four  Business

Days after the date of the  Arris Meeting or such other date as agreed to by Arris and  CLI and QMI and  AHI,  which  date  establishes  the  Arris  Shareholders  who  will  be  entitled  to  receive  CLI  and

QMI and AHI Shares pursuant to this Plan of Arrangement;

(gg)

"Tax Act" means the Income Tax Act (Canada), as amended; and

(hh)

"Transfer  Agent"  means  Computershare  Trust  Company  of  Canada  at  its  principal  office  in

Vancouver, British Columbia.

1.2

Interpretation   Not   Affected   by   Headings:   The   division   of   this   Plan   of   Arrangement   into   articles,

sections,  subsections,  paragraphs  and  subparagraphs  and  the  insertion  of  headings  are  for  convenience  of  reference

only   and   shall   not   affect   the   construction   or   interpretation   of   this   Plan   of   Arrangement.     Unless   otherwise

specifically  indicated,  the  terms  "this  Plan  of  Arrangement",  "hereof",  "hereunder"  and  similar  expressions  refer  to this Plan of Arrangement as a  whole and not to any particular article, section, subsection, paragraph or subparagraph and include any agreement or instrument supplementary or ancillary hereto.

1.3

Number  and  Gender:  Unless  the  context  otherwise  requires,  words  importing  the  singular  shall  include the  plural  and  vice  versa,  words  importing the  use  of either  gender  shall  include  both  genders  and  neuter,  and  words importing a person shall include a partnership or corporation.

1.4

Meaning:  Undefined  words  and  phrases  used  herein  that  are  defined  in  the  BCBCA  shall  have  the  same meaning herein as in the BCBCA unless the context otherwise requires.

ARTICLE 2

ARRANGEMENT AGREEMENT

2.1

Arrangement  Agreement:  This  Plan  of  Arrangement  is  made  pursuant  and  subject  to  the  Arrangement

Agreement.

ARTICLE 3

THE ARRANGEMENT

3.1

The  Arrangement:  On  the  Effective  Date,  the  following  shall  occur  and  be  deemed  to  occur  in  the following chronological  order  without  further  act  or  formality,  notwithstanding anything contained  in the  provisions attaching to any of the securities of Arris or  CLI, QMI or AHI, but subject to the provisions of Article 5:

(k)

the  Company  will  transfer  the  Asset  to  CLI  in  consideration  for  17,583,372  CLI  Shares  (the

"Distributed  CLI  Shares")  and  the  Company  will  be  added  to  the  central  securities  register  of

CLI   in   respect   of   such   CLI   Shares;   and   the   Company   will   transfer   the   Asset   to   QMI   in

consideration for 17,583,372 QMI Shares (the "Distributed QMI Shares") and the  Company will be added to the central securities register of QMI in respect of such QMI Shares; and the Company will  transfer  the  Asset  to  AHI  in  consideration  for  17,583,372  AHI  Shares  (the  "Distributed  AHI

Shares")  and  the  Company  will  be  added  to  the  central  securities  register  of  AHI  in  respect  of such AHI Shares;

(l)

the authorized share capital of the Company will be changed by:

(i)

altering  the  identifying  name  of  the  Arris  Shares  to  class  A  common  shares  without  par value, being the Arris Class A Shares,

(ii)

creating  a  class  consisting  of  an  unlimited  number  of  common  shares  without  par  value

(the "New Shares"), and

(iii)

creating a class consisting of an unlimited  number of class  A preferred shares  without par

value,   having   the   rights   and   restrictions   described   in   Exhibit   III   to   the   Plan   of

Arrangement, being the Arris Class  A Preferred Shares;

(m)

each  issued  Arris  Class  A  Share  will  be  exchanged  for  one  New  Share  and  one  Arris  Class  A

Preferred  Share  and,  subject  to  the  exercise  of  a  right  of  dissent,  the  holders  of  the  Arris  Class  A

Shares  will  be  removed  from  the  central  securities  register  of  the  Company  and  will  be  added  to that  central  securities  register  as  the  holders  of  the  number  of  New  Shares  and  Arris  Class  A

Preferred Shares that they have received on the exchange;

(n)

all  of  the  issued  Arris  Class  A  Shares  will be  cancelled  with  the  appropriate  entries  being  made  in the  central  securities  register  of  the  Company,  and  the  aggregate  paid–up  capital  (as  that  term  is used  for  purposes  of  the  Tax  Act)  of  the  Arris  Class  A  Shares  immediately  prior  to  the  Effective

Date  will  be  allocated  between  the  New  Shares  and  the  Arris  Class  A  Preferred  Shares  so  that  the aggregate  paid–up  capital  of  the  Arris  Class  A  Preferred  Shares  is  equal  to  the  aggregate  fair market  value of the Distributed  CLI, QMI and AHI Shares as of the Effective Date, and each Arris

Class  A  Preferred  Share  so  issued  will  be  issued  by  the  Company  at  an  issue  price  equal  to  such aggregate  fair  market  value  divided  by the  number  of  issued  Arris  Class  A  Preferred  Shares,  such aggregate  fair  market  value  of  the  Distributed  CLI,  QMI  and  AHI  Shares  to  be  determined  as  at the Effective Date by resolution of the board of directors of the Company;

(o)

the  Company  will  redeem  the  issued  Arris  Class  A  Preferred  Shares  for  consideration  consisting solely  of  the  Distributed  CLI,  QMI  and  AHI  Shares  such  that  each  holder  of  Arris  Class  A

Preferred  Shares  will,  subject  to  the  rounding  of  fractions  and  the  exercise  of  rights  of  dissent,

receive  that  number  of  CLI,  QMI  or  AHI  Shares  that  is  equal  to  the  number  of  Arris  Class  A

Preferred Shares held by such holder multiplied by the Exchange Factor;

(p)

the  name  of  each  holder  of  Arris  Class  A  Preferred  Shares  will  be  removed  as  such  from  the central securities register of the Company, and all of the issued Arris Class  A Preferred Shares will be  cancelled  with  the  appropriate  entries  being  made  in  the  central  securities  register  of  the

Company;

(q)

the Distributed  CLI, QMI and AHI  Shares transferred to the holders of the  Arris  Class  A Preferred

Shares  pursuant  to  step  §(e)  above  will  be  registered  in  the  names  of  the  former  holders  of  Arris

Class  A  Preferred  Shares  and  appropriate  entries  will  be  made  in  the  central  securities  register  of

CLI, QMI or AHI;

(r)

the  Arris  Class  A Shares and  the  Arris  Class  A Preferred  Shares,  none  of  which  will  be  allotted  or issued  once  the  steps  referred  to  in  steps  §(c)  and  §(e)  above  are  completed,  will  be  cancelled  and the  authorized  share  structure  of  the  Company  will  be  changed  by  eliminating  the  Arris  Class  A

Shares and the Arris Class A Preferred Shares therefrom;

(s)

the  Notice  of  Articles  and  Articles  of  the  Company  will  be  amended  to  reflect  the  changes  to  its authorized share structure made pursuant to this Plan of Arrangement; and

(t)

after the Effective Date:

(i)

all  Arris  Share  Commitments  will  be  exercisable  for  New Shares  and  CLI,  QMI  and  AHI

Shares  in  accordance  with  the  corporate  reorganization  terms  of  such  commitments,

whereby  the  acquisition  of  one  Arris  Share  under  a  Arris  Share  Commitment  will  result in  the  holder  of  the  Arris  Share  Commitment  receiving  one  New  Share  and  such  number of  CLI,  QMI  and  AHI  Shares  equal  to  the  number  of  New  Shares  so  received  multiplied by the Exchange Factor,

(ii)

pursuant  to  the  CLI,  QMI  and  AHII  Commitment,  CLI,  QMI  and  AHI  will  issue  the

required   number   of   CLI,   QMI   or   AHI   Shares   upon   the   exercise   of   Arris   Share

Commitments as is directed by the Company, and

(iii)

the Company will, as agent for CLI, QMI and AHI, collect and pay to CLI, QMI and AHI a  portion  of  the  proceeds  received  for  each  Arris  Share  Commitment  so  exercised,  with the balance of the exercise price to be retained by Arris, as determined in accordance with

§4.4 of the Arrangement Agreement.

3.2

No  Fractional  shares:  Notwithstanding  §3.1(e)  and  §3.1(j),  no  fractional  CLI,  QMI  and  AHI  Shares  shall be  distributed  to  the  Arris  Shareholders  or  the  holders  of  Arris  Share  Commitments  and  as  a  result  all  fractional share  amounts  arising  under  such  sections  shall  be  rounded  down  to  the  next  whole  number.  Any  Distributed  CLI

QMI and AHI Shares not distributed as a result of this rounding down shall be dealt with as determined by the board of directors of Arris in its absolute discretion.

3.3

Arris Shareholder: The holders of the Arris Class A Shares and the holders of New Shares and Arris Class

A Preferred Shares referred to in §3.1(c), and the holders of the Arris Class  A Preferred Shares referred to in §3.1(e),

§3.1(f)  and  §3.1(g),  shall  mean  in  all  cases  those  persons  who  are  Arris  Shareholders  at  the  close  of  business  on  the

Share Distribution Record Date, subject to Article 5.

3.4

Deemed Time for Redemption: In addition to the chronological order in which the transactions and events set  out  in  §3.1  shall  occur  and  shall  be  deemed  to  occur,  the  time  on  the  Effective  Date  for  the  redemption  of  the

Arris Class  A Preferred Shares set out in §3.1(e) shall occur and shall be deemed to occur immediately after the time of listing of the Arris Class A Preferred Shares on the CNSX on the Effective Date.

3.5

Deemed  Fully  Paid  and  Non-Assessable  Shares:  All  New  Shares,  Arris  Class  A  Preferred  Shares  and

CLI  and  QMI  Shares  issued  pursuant  to  this  Plan  of  Arrangement  shall  be  deemed  to  be  validly  issued  and outstanding as fully paid and non-assessable shares for all purposes of the BCBCA.

3.6

Arrangement  Effectiveness:  The  Arrangement  shall  become  final  and  conclusively  binding  on  the  Arris

Shareholders,  the  CLI  Shareholders,  the  QMI  Shareholders,  the  AHI  shareholders  and  Arris  and  CLI  and  QMI  and

AHI on the Effective Date.

3.7

Supplementary  Actions:  Notwithstanding  that  the  transactions  and  events  set  out  in  §3.1  shall  occur  and shall  be  deemed  to  occur  in  the  chronological  order  therein  set  out  without  any  act  or  formality,  each  of  Arris  and

CLI,  QMI  and  AHI  shall  be  required  to  make,  do  and  execute  or  cause  and  procure  to  be  made,  done  and  executed all  such  further  acts,  deeds,  agreements,  transfers,  assurances,  instruments  or  documents  as  may  be  required  to  give effect  to,  or  further  document  or  evidence,  any  of  the  transactions  or  events  set  out  in  §3.1,  including,  without limitation,  any  resolutions  of  directors  authorizing  the  issue,  transfer  or  redemption  of  shares,  any  share  transfer powers  evidencing  the  transfer  of  shares  and  any  receipt  therefore,  and  any necessary additions  to  or  deletions  from share registers.

ARTICLE 4

CERTIFICATES

4.1

Arris  Class A  Shares:  Recognizing  that  the  Arris  Shares  shall  be  renamed  and  redesignated  as  Arris  Class

A  Shares  pursuant  to  §3.1(b)(i)  and  that  the  Arris  Class  A  Shares  shall  be  exchanged  partially  for  New  Shares pursuant to §3.1(c), Arris shall not issue replacement share certificates representing the Arris Class A Shares.

4.2

Arris'  CLI,  QMI  and  AHI  Shares:  Recognizing  that  the  Distributed  CLI,  QMI  and  AHI  Shares  shall  be transferred  to  the  Arris  Shareholders  as  consideration  for  the  redemption  of  the  Arris  Class  A  Preferred  Shares pursuant to §3.1(e), CLI, QMI and AHI  shall issue one share certificate representing all of the Distributed  CLI, QMI and  AHI  Shares  registered  in  the  name  of  Arris,  which  share  certificate  shall  be  held  by  the  Depositary  until  the

Distributed  CLI,  QMI  and  AHI  Shares  are  transferred  to  the  Arris  Shareholders  and  such  certificate  shall  then  be cancelled  by  the  Depositary.  To  facilitate  the  transfer  of  the  Distributed  CLI,  QMI  and  AHI  Shares  to  the  Arris

Shareholders  as  of  the  Share  Distribution  Record  Date,  Arris  shall  execute  and  deliver  to  the  Depositary  and  the

Transfer  Agent  an  irrevocable  power  of  attorney  authorizing  them  to  distribute  and  transfer  the  Distributed  CLI,

QMI  or  AHI  Shares  to  such  Arris  Shareholders  in  accordance  with  the  terms  of  this  Plan  of  Arrangement  and  CLI,

QMI  or  AHI  shall  deliver  a  treasury  order  or  such  other  direction  to  effect  such  issuance  to  the  Transfer  Agent  as requested by it.

4.3

Arris  Class  A  Preferred  Shares:  Recognizing  that  all  of  the  Arris  Class  A  Preferred  Shares  issued  to  the

Arris Shareholders pursuant to §3.1(c) will be redeemed by Arris as consideration for the  distribution and transfer of the  Distributed  CLI,  QMI  or  AHI  Shares  under  §3.1(e),  Arris  shall  issue  one  share  certificate  representing  all  of  the

Arris  Class  A  Preferred  Shares  issued  pursuant  to  §3.1(e)  in  the  name  of  the  Depositary,  to  be  held  by  the

Depositary  for  the  benefit  of  the  Arris  Shareholders  until  such  Arris  Class  A  Preferred  Shares  are  redeemed,  and such certificate shall then be cancelled.

4.4

Delivery  of  CLI,  QMI   and  AHI  Share  Certificates:  As  soon as  practicable  after  the  Effective  Date,  CLI

QMI  and  AHI  shall  cause  to  be  issued  to  the  registered  holders  of  Arris  Shares  as  of  the  Share  Distribution  Record

Date, share certificates representing the  CLI, QMI and AHI  Shares to which they are entitled pursuant to this Plan of

Arrangement and shall cause such share certificates to be mailed to such registered holders.

4.5

New  Share  Certificates:  From  and  after  the  Effective  Date,  share  certificates  representing  Arris  Shares immediately  before  the  Effective  Date,  except  for  those  deemed  to  have  been  cancelled  pursuant  to  Article  5,  shall for  all  purposes  be  deemed  to  be  share  certificates  representing  New  Shares,  and  no  new  share  certificates  shall  be issued with respect to the New Shares issued in connection with the Arrangement.

4.6

Interim  Period:  Arris  Shares  traded  after  the  Share  Distribution  Record  Date  and  prior  to  the  Effective

Date  shall  represent  New  Shares,  and  shall  not  carry any  right  to  receive  a  portion  of  the  Distributed  CLI,  QMI  and

AHI Shares.

ARTICLE 5

RIGHTS OF DISSENT

5.1

Dissent  Right:  Notwithstanding  §3.1  hereof,  holders  of  Arris  Shares  may  exercise  rights  of  dissent  (the

"Dissent  Right")  in  connection  with  the  Arrangement  pursuant  to  the  Interim  Order  and  in  the  manner  set  forth  in sections 237 - 247 of the BCBCA (collectively the "Dissent Procedures").

5.2

Dealing with Dissenting Shares: Arris Shareholders who duly exercise Dissent Rights  with respect to their

Arris Shares ("Dissenting Shares") and who:

(a)

are  ultimately  entitled  to  be  paid  fair  value  for  their  Dissenting  Shares,  shall  be  deemed  to  have transferred their Dissenting Shares to Arris for cancellation immediately before the Effective Date;

or

(b)

for  any reason  are  ultimately  not  entitled  to  be  paid  fair  value  for  their  Dissenting  Shares,  shall  be deemed  to  have  participated  in  the  Arrangement  on  the  same  basis  as  a  non-dissenting  Arris

Shareholder and shall receive  New Shares and  CLI and QMI  and  AHI  Shares on the  same  basis as every  other  non-dissenting  Arris  Shareholder,  and  in  no  case  shall  Arris  be  required  to  recognize such persons as holding Arris Shares on or after the Effective Date.

5.3

Reservation of CLI,  QMI or AHI  Shares: If an Arris Shareholder exercises the  Dissent Right,  Arris  shall on  the  Effective  Date  set  aside  and  not  distribute  that  portion  of  the  Distributed  CLI,  QMI  and  AHI  Shares  that  is attributable to the  Arris Shares for  which the Dissent Right  has been exercised. If the dissenting Arris  Shareholder is ultimately not entitled to be paid for their Dissenting Shares, Arris shall distribute to such Arris Shareholder his  pro–

rata  portion  of  the  Distributed  CLI,  QMI  and  AHI  Shares.  If  a  Arris  Shareholder  duly  complies  with  the  Dissent

Procedures  and  is  ultimately  entitled  to  be  paid  for  their  Dissenting  Shares,  then  Arris  shall  retain  the  portion  of  the

Distributed CLI, QMI and AHI Shares attributable to such Arris Shareholder (the "Non-Distributed CLI, QMI and

AHI Shares"), and the Non-Distributed  CLI, QMI and AHI  Shares shall be dealt with as determined by the board of directors of Arris in its absolute discretion.

ARTICLE 6

REFERENCE DATE

6.1

Reference Date: This plan of arrangement is dated for reference  the  2  day of November, 2009.

EXHIBIT III

SPECIAL RIGHTS AND RESTRICTIONS FOR ARRIS CLASS A PREFERRED SHARES

The class A preferred shares as a class shall have attached to them the following special rights and restrictions:

Definitions

(1)

In these Special Rights and Restrictions,

(a)

"Arrangement"   means   the   arrangement   pursuant   to   Division   5   of   Part   9   of   the   Business

Corporations  Act  (British  Columbia)  S.B.C  2002,  c.57  as  contemplated  by  the  Arrangement

Agreement,

(b)

"Arrangement  Agreement"  means  the  Arrangement  Agreement  dated  as  of  November  2,  2009,

between Arris Resources Inc.  (the "Company") and CLI, QMI and AHI,

(c)

"Old  Common  Shares"   means  the  common  shares  in  the  authorized   share  structure  of  the

Company  that  have  been  re-designated  as  class  A  common  shares  without  par  value  pursuant  to the Plan of Arrangement,

(d)

"Effective Date" means the date upon which the Arrangement becomes effective,

(e)

"New  Shares"  means  the  common  shares  without  par  value  created  in  the  authorized  share structure of the Company pursuant to the Plan of Arrangement, and

(f)

"Plan of Arrangement"  means the Plan of Arrangement attached as Exhibit II to the Arrangement

Agreement.

(2)

The holders of the class A preferred shares are not as such entitled to receive notice of, nor to attend or vote at, any general meeting of the shareholders of the Company.

(3)

Class  A  preferred  shares  shall  only be  issued  on  the  exchange  of  Old  Common  Shares  for  New Shares  and class A preferred shares pursuant to and in accordance with the Plan of Arrangement.

(4)

The  capital  to  be  allocated  to  the  class  A  preferred  shares  shall  be  the  amount  determined  in  accordance with §3.1(d) of the Plan of Arrangement.

(5)

The  class  A  preferred  shares  shall  be  redeemable  by  the  Company  pursuant  to  and  in  accordance  with  the

Plan of Arrangement.

(6)

Any  class  A  preferred  share  that  is  or  is  deemed  to  be  redeemed  pursuant  to  and  in  accordance  with  the

Plan of Arrangement shall be cancelled and may not be reissued.